UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2019

XOMA CORPORATION

(Exact name of registrant as specified in its charter)

000-14710	Delaware	52-2154066
(Commission File Number)	(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2200 Powell Street, Suite 310, Emeryville, California		94608
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (510) 204-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0075 per share	XOMA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 26, 2019, XOMA (US) LLC (the “Company”), a wholly-owned subsidiary of XOMA Corporation, entered into a royalty purchase agreement (the “Purchase Agreement”) with Palo Biofarma, S.L. (“Palo”), a company organized and existing under the laws of Spain. Pursuant to the Purchase Agreement, the Company acquired the rights to potential royalty payments in low single digit percentages of aggregate Net Sales (as defined in the Purchase Agreement) associated with six drug candidates in various clinical development stages, targeting the adenosine pathway with potential applications in solid tumors, asthma/chronic obstructive pulmonary disease, inflammatory bowel disease, idiopathic pulmonary fibrosis, lung cancer, psoriasis and nonalcoholic steatohepatitis and other indications (the “Licensed Products”) that are being developed by Palo. Novartis Pharma AG is a development partner on one of the Licensed Products (the “Licensee”) and such Licensed Product is being developed pursuant to a license agreement between Palo and the Licensee.

Under the terms of the Purchase Agreement, the Company will pay Palo $10 million (the “Payment”) for the rights to potential royalty payments on future sales of the Licensed Products. The Company plans to partially finance the Payment by drawing a $5 million term loan under its Loan and Security Agreement with Silicon Valley Bank dated May 7, 2018, as amended on March 4, 2019, as previously filed as an exhibit to the Company’s Quarterly Reports on Form 10-Q for the three month period ending June 30, 2018 and the three month period ending March 31, 2019.

The Purchase Agreement also contains customary representations, warranties, covenants and indemnities. The Purchase Agreement will terminate six (6) months following the full satisfaction of any amounts due under any of the License Agreements (as defined in the Purchase Agreement) and receipt by the Company of all payments to which it is entitled under the Purchase Agreement.

The description of the Purchase Agreement contained herein does not purport to be complete, and is qualified in its entirety by reference to such Purchase Agreement, together with the exhibits thereto, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2019.

Item 2.01. Completion or Acquisition or Disposition of Assets.

The information included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA CORPORATION

Date: September 26, 2019	/s/ Thomas Burns
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer